Exhibit 21.1

NOBLE CORPORATION PLC SUBSIDIARIES (as of December 31, 2018)

Name	Country of incorporation
Noble Corporation Holdings Limited	Cayman Islands	*
Noble Financing Services Limited	Cayman Islands
Noble (Servco) UK Limited	United Kingdom	*
Noble Corporation	Cayman Islands
Noble Aviation GmbH	Switzerland
Noble Holding (Switzerland) GmbH	Switzerland
Noble NDC Holding (Cyprus) Limited	Cyprus
Noble FDR Holdings Limited	Cayman Islands
Noble Drilling (Luxembourg) S.à r.l	Luxembourg
Noble Drillships Holdings, Ltd.	Cayman Islands
Noble Drillships Holdings 2, Ltd.	Cayman Islands
Frontier Driller, Ltd.	Cayman Islands/Luxembourg
Frontier Driller Cayman, Ltd.	Cayman Islands
Noble Holding S.C.S.	Luxembourg
Noble Drilling (Cyprus) Limited (pending dissolution)	Cyprus
Noble Downhole Technology Ltd.	Cayman Islands
Noble Drilling International GmbH	Switzerland
Noble Drilling Holding GmbH	Switzerland
Noble Holding UK Limited	United Kingdom	*
Noble Holding (U.S.) LLC	Delaware
Noble Drillships S.à r.l	Luxembourg
Noble Drillships 2 S.à r.l	Luxembourg
Frontier Driller Kft.	Hungary
Noble Holding International S.à r.l.	Luxembourg
Noble Engineering & Development de Venezuela C.A.	Venezuela
Triton Engineering Services Company	Delaware
Noble Drilling (U.S.) LLC	Delaware
Noble Drilling Services 3 LLC	Delaware
Noble Drilling Services 2 LLC	Delaware
Noble Drilling Services Inc.	Delaware
Maurer Technology Incorporated	Delaware
Bully 1 (Switzerland) GmbH	Switzerland
Frontier Driller, Inc.	Delaware
Noble Drilling (Jim Thompson) LLC	Delaware
Noble Johnnie Hoffman LLC	Delaware
Noble John Sandifer LLC	Delaware
Noble Drilling Exploration Company	Delaware
Bully 1 (US) Corporation	Delaware
Bully 2 (Luxembourg) S.à r.l.	Luxembourg
Noble Drilling Holding LLC	Delaware

Exhibit 21.1

NOBLE CORPORATION PLC SUBSIDIARIES (as of December 31, 2018)

Noble International Services LLC	Delaware
Noble Drilling Americas LLC	Delaware
Noble North Africa Limited	Cayman Islands
Noble Drilling Services 6 LLC	Delaware
Noble Cayman Limited	Cayman Islands
Triton International, Inc.	Delaware
Triton Engineering Services Company, S.A.	Venezuela
Noble Deepwater Ltd.	Cayman Islands
Triton International de Mexico S.A. de C.V.	Mexico
Noble Deepwater (B) Sdn. Bhd.	Brunei
Noble Drilling West Africa Limited	Nigeria
Noble Drilling Offshore Limited	Cayman Islands
Noble Drilling Singapore Pte. Ltd.	Singapore
Noble Resources Limited	Cayman Islands
Noble Services International Limited	Cayman Islands
NE Drilling Servicos do Brasil Ltda.	Brazil
NE do Brasil Participacoes E Investimentos Ltda.	Brazil
Noble Earl Frederickson LLC	Delaware
Noble Bill Jennings LLC	Delaware
Noble Asset Mexico LLC	Delaware
Noble Holding (Luxembourg) S.à r.l	Luxembourg
Noble Drilling Holdings (Cyprus) Limited	Cyprus
Noble Drilling Egypt LLC	Egypt
Noble Leasing III (Switzerland) GmbH	Switzerland
Noble Drilling (Nederland) II B.V.	Netherland
Noble Contracting II GmbH	Switzerland
Noble Holding Europe S.à r.l.	Luxembourg
Noble Leasing (Switzerland) GmbH	Switzerland
Noble Mexico Services Limited	Cayman Islands
Noble Mexico Limited	Cayman Islands
Noble International Finance Company	Cayman Islands
Noble Drilling (TVL) Ltd.	Cayman Islands
Noble Drilling (Carmen) Limited	Cayman Islands
Noble Gene Rosser Limited	Cayman Islands
Noble Campeche Limited	Cayman Islands
Noble Offshore Mexico Limited	Cayman Islands
Noble Offshore Contracting Limited	Cayman Islands
Noble Dave Beard Limited	Cayman Islands
Sedco Dubai LLC	Dubai, UAE
Noble Drilling (Paul Wolff) Ltd.	Cayman Islands
Noble Finance Luxembourg Sarl	Luxembourg	*
Noble Drilling Arabia Company Ltd.	Saudi Arabia
Noble Drilling (Land Support) Limited	Scotland
Noble Drilling (Norway) AS	Norway
Noble Drilling Offshore (Labuan) Pte Ltd.	Labuan, Malaysia

Exhibit 21.1

NOBLE CORPORATION PLC SUBSIDIARIES (as of December 31, 2018)

Noble Contracting Offshore Drilling (M) Sdn Bhd	Malaysia
Noble Offshore (North Sea) Ltd.	Cayman Islands
Noble Offshore Services de Mexico, S. de R.L. de C.V.	Mexico
Noble Drilling Services (Canada) Corporation	Nova Scotia, Canada
Noble Offshore (Ireland) Limited	Ireland
Noble Eagle Corporation	Delaware	*
Noble NDC Cayman Limited	Cayman
Noble SCS Holding Limited	Cayman
Noble Engineering & development de Venezuela C.A	Venezuela
Noble SCS Cayman LP	Cayman
Noble Cayman SCS Holding Limited	Cayman
Noble Holding International Limited	Cayman
Noble NBD GP Holding	Cayman
Noble NBD Cayman LP	Cayman
Noble BD LLC	Delaware
Noble NBD LP Holding	Cayman
Noble Boudreaux Limited	Cayman
Noble SA LLC	Delaware
Noble SA Limited	Cayman
Noble Holding Land Support Limited	UK
Noble Drilling Mexico S. De RL De CV	Mexico
Noble Drilling Arabia Service s LLC	Delaware
Noble 2018-IV Guarantor LLC	Delaware
Noble 2018-I Guarantor LLC	Delaware
Noble Rig Holding 2 Limited	Cayman
Noble Rig Holding I Limited	Cayman
Noble 2018-II Guarantor LLC	Delaware
Noble Drilling (Ghana) Limited	Ghana
Noble Cayman SCS Holding Ltd.	Cayman
Noble Drilling (Myanmar) Limited	Myanmar
Noble Drilling Contracting (Egypt)	Egypt
Noble 2018-III Guarantor LLC	Delaware
Noble Drilling (Guyana) Inc.	Guyana
NE Jersey Limited	Jersey Channel Islands	*

*	Indicates subsidiary of Noble Corporation plc only. Noble Corporation plc owns 50 percent of Noble (Servco) UK Limited solely and 50 percent in common with Noble Corporation.